Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statement of Royal Gold, Inc. on Form S-3 of our report, dated August 26, 1996, on our audit of the consolidated financial statements of Royal Gold, Inc. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Denver, Colorado
December 23, 1996